EXHIBIT 99.1

Responsys Announces 27% Revenue Growth for the Third Quarter 2013

Raises Full Year 2013 Revenue Guidance

  Revenue grows 27% year-over-year to $51.7 million for the third quarter of 2013
  Non-GAAP diluted EPS of $0.03 in the third quarter of 2013
  Raises 2013 annual revenue guidance from $195-$198 million to $201-$203 million
  Provides fourth quarter 2013 revenue guidance of $51.5 - $53.5 million
  CFO transition announced

SAN BRUNO, Calif., Nov. 5, 2013 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a marketing cloud software and services leader, today announced results for the third quarter ended September 30, 2013.

For the third quarter of 2013, total revenue increased 27% to $51.7 million, up from $40.5 million for the third quarter of 2012.

Subscription revenue for the third quarter of 2013 was $35.1 million, up 24% compared with $28.5 million for the third quarter of 2012. Professional services revenue was $16.6 million, up 37% compared with $12.1 million for the third quarter of 2012.

"Throughout 2013, we continue to benefit from marketers realizing they need to become much more sophisticated in their approach to digital marketing," said Dan Springer, Chairman and Chief Executive Officer of Responsys. "Marketers are looking to orchestrate the individual marketing interactions they have with their customers over time and across channels, and are realizing that Responsys is the only company with the technology and the strategy to help them get there. Our 27% year-over-year growth rate reflects this shift in the market, as well as our continued investment in our marketing orchestration platform and our sales and marketing engine."

GAAP net loss for the third quarter of 2013 was $1.1 million compared with net income of $3.5 million for the third quarter of 2012. GAAP net loss per share for the third quarter of 2013 was $0.02 compared with GAAP net income of $0.07 for the third quarter of 2012. GAAP net income for the third quarter of 2012 includes a $2.2 million gain on the acquisition of Responsys Denmark. In addition, the GAAP net loss for the third quarter of 2013 reflects the Company's increased investment in sales and marketing, which totaled 30% of revenue in the third quarter of 2013 as compared to 27% of revenue in the third quarter of 2012, to support continued revenue growth and capitalize on significant market opportunities.

For the nine months ended September 30, 2013, revenue increased to $149.7 million, up 27% from $118.2 million for the nine months ended September 30, 2012.

Subscription revenue for the nine months ended September 30, 2013 was $103.0 million, up 24% compared with $83.1 million for the first nine months of 2012. Professional services revenue was $46.7 million, up 33% compared with $35.0 million for the first nine months of 2012.

GAAP net loss for the first nine months of 2013 was $1.2 million. This compares to GAAP net income of $5.6 million for the first nine months of 2012. Net loss per diluted share for the first nine months of 2013 was $0.02, compared with net income per diluted share of $0.10 for the first nine months of 2012.

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, gain on acquisition, and related income tax effects, as applicable.

Non-GAAP net income for the third quarter of 2013 was $1.7 million, or $0.03 per diluted share as compared with $3.0 million, or $0.06 per diluted share, for the third quarter of 2012 and reflects the aforementioned increased investment in sales and marketing.

Non-GAAP net income for the nine months ended September 30, 2013 was $6.6 million, or $0.12 per diluted share, as compared to $7.9 million, or $0.15 per diluted share for the first nine months of 2012.

Business Outlook

Based on information available as of November 5, 2013, Responsys is issuing guidance for the fourth quarter of 2013 and increasing its fiscal 2013 revenue guidance as follows:

For the fourth quarter of 2013, the Company expects revenue to be in the range of $51.5 million to $53.5 million. Non-GAAP net income is expected to be approximately $0.04 per diluted share. Expected non-GAAP net income for the quarter excludes an estimated $0.2 million in amortization of acquired intangibles and an estimated $4.3 million of stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 56 million.

Responsys is increasing its outlook for fiscal 2013 revenue from a range of $195-198 million to a range of $201-$203 million as a result of new customer wins in the U.S. and international markets, as well as strong usage from existing customers. The Company is increasing its expectation for fiscal 2013 non-GAAP net income from approximately $0.15 per diluted share to approximately $0.16 per diluted share.

Non-GAAP net income for the full year excludes an estimated $1.8 million in amortization of acquired intangibles and an estimated $14.3 million of stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 55 million.

Non-GAAP net income outlook for the fourth quarter and fiscal year 2013 assumes an effective non-GAAP tax rate of 32%.

CFO Transition Announced

Responsys today announced Chris Paul's intention to resign as Chief Financial Officer for personal reasons. The company has commenced a search for a new Chief Financial Officer and expects to conclude the search process swiftly. Mr. Paul plans to continue as Chief Financial Officer of Responsys until a successor is in place in order to facilitate an orderly transition of his responsibilities.

Mr. Springer said, "On behalf of the Board of Directors and the Responsys management team, I want to thank Chris for his many years of service to the company. Chris has played an integral role in the company's growth, including taking us through the IPO and building a strong global finance organization. I am confident that our team is well prepared to support the continued execution of our strategic vision and growth goals and I appreciate Chris's commitment to ensuring a smooth transition."

Conference Call Information for Today, Tuesday, November 5, 2013

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call will be hosted by Dan Springer, Chief Executive Officer, and Chris Paul, Chief Financial Officer. To access the call from the U.S., please dial (877) 548-9590 or (720) 545-0037 from outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until November 8, 2013 by calling (855) 859-2056 or (404) 537-3406 from outside the U.S., using conference ID 76638915. The replay will also be available on our website at http://investors.responsys.com.

About Responsys

Responsys (Nasdaq:MKTG) is a leading marketing cloud software and services company. Our mission is to enable the smartest marketing in the digital world. Many of the most respected brands across the globe use the Responsys Interact Marketing Cloud to manage their digital relationships and deliver the right marketing to their customers across email, mobile, social, display and the web. Our customers gain competitive advantage through the automation, individualization, and coordination of cross-channel marketing interactions at massive scale. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. For more information visit: responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP net income, and non-GAAP net income per share on a diluted basis. Non-GAAP net income and non-GAAP net income per share on a diluted basis, exclude the amortization of acquired intangible assets, stock-based compensation expense, gain on acquisition, and related tax effects. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this release, including those regarding the Company's future prospects, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions, particularly in emerging channels, is at an early stage of development and may not develop as rapidly as we anticipate; outages, which can affect customer satisfaction or result in reduced revenues; security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force; our ability to utilize personnel and resources efficiently; our ability to maintain profitability; the level of hiring and equity award activity, which will affect the level of stock-based compensation expense; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsys, Inc.
Consolidated Balance Sheets
(in thousands)
	As of September 30,	As of December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 107,690	$ 106,656
Accounts receivable, net	30,820	28,065
Deferred taxes – current	5,997	5,997
Prepaid expenses and other current assets	4,680	2,803
Total current assets	149,187	143,521
Property and equipment – net	26,998	18,426
Goodwill	16,078	17,335
Intangible assets – net	1,812	2,925
Deferred taxes – noncurrent	5,981	4,100
Other assets	4,350	2,458
Total assets	$ 204,406	$ 188,765

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 4,104	$ 3,363
Accrued compensation	11,165	8,014
Other accrued liabilities	4,433	4,432
Capital lease obligations – current	453	896
Deferred revenue – current	7,972	8,072
Total current liabilities	28,127	24,777
Capital lease obligations – noncurrent	–	228
Deferred revenue – noncurrent	458	407
Contingent liability	1,597	1,561
Deferred rent	3,080	2,145
Deferred taxes – noncurrent	327	482
Other long-term liabilities	890	755
Total liabilities	34,479	30,355
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	179,778	165,423
Accumulated deficit	(8,427)	(7,212)
Accumulated other comprehensive income (loss)	(1,429)	194
Total stockholders' equity	169,927	158,410
Total liabilities and stockholders' equity	$ 204,406	$ 188,765

Responsys, Inc.
Consolidated Statements of Income (Loss)
(in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue:
Subscription	$ 35,141	$ 28,450	$ 102,996	$ 83,113
Professional services	16,550	12,098	46,664	35,038
Total revenue	51,691	40,548	149,660	118,151

Cost of revenue:
Subscription	10,528	8,225	29,130	23,701
Professional services	15,615	11,141	41,725	31,684
Total cost of revenue	26,143	19,366	70,855	55,385
Gross profit	25,548	21,182	78,805	62,766

Operating expenses:
Research and development	5,280	3,981	14,257	11,720
Sales and marketing	15,389	11,089	47,884	32,721
General and administrative	6,619	4,254	18,536	12,853
Gain on acquisition	–	(2,233)	–	(2,233)
Total operating expenses	27,288	17,091	80,677	55,061
Operating income (loss)	(1,740)	4,091	(1,872)	7,705

Other income (expense), net:
Interest income	15	98	66	147
Interest expense	(24)	(54)	(81)	(235)
Other income (expense), net	201	62	(219)	(71)
Total other income (expense), net	$ 192	$ 106	$ (234)	$ (159)
Income (loss) before income taxes	(1,548)	4,197	(2,106)	7,546
Benefit (provision) for income taxes	431	(729)	891	(2,002)
Equity in net income of unconsolidated affiliates	–	–	–	36
Net income (loss)	$ (1,117)	$ 3,468	$ (1,215)	$ 5,580

Net income (loss) per share:
Basic	$ (0.02)	$ 0.07	$ (0.02)	$ 0.12
Diluted	$ (0.02)	$ 0.07	$ (0.02)	$ 0.10

Shares used in computation of net income (loss) per share:
Basic	50,502	48,556	49,681	48,187
Diluted	50,502	53,349	49,681	53,152

Responsys, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Gross profit:
GAAP gross profit
Subscription	$ 24,613	$ 20,225	$ 73,866	$ 59,412
Professional services	935	957	4,939	3,354
Total GAAP gross profit	25,548	21,182	78,805	62,766
Add back:
Stock-based compensation:
Subscription	436	176	1,089	477
Professional services	605	266	1,468	696
Total non-GAAP gross profit	$ 26,589	$ 21,624	$ 81,362	$ 63,939

Operating income:
GAAP operating income (loss)	$ (1,740)	$ 4,091	$ (1,872)	$ 7,705
Add back:
Amortization of intangible assets	208	746	1,580	1,906
Stock-based compensation	3,972	1,840	9,971	4,669
Deduct:
Gain on acquisition	--	(2,233)	--	(2,233)
Total non-GAAP operating income	$ 2,440	$ 4,444	$ 9,679	$ 12,047

Income before income taxes:
GAAP income (loss) before income taxes	$ (1,548)	$ 4,197	$ (2,106)	$ 7,546
Add back:
Amortization of intangible assets	208	746	1,580	1,906
Stock-based compensation	3,972	1,840	9,971	4,669
Deduct:
Gain on acquisition	–	(2,233)	–	(2,233)
Total non-GAAP income before taxes	$ 2,632	$ 4,550	$ 9,445	$ 11,888

Provision for income taxes:
GAAP benefit (provision) for income taxes	$ 431	$ (729)	$ 891	$ (2,002)
Tax effect from:
Amortization of intangible assets	(54)	(222)	(450)	(584)
Stock-based compensation	(1,319)	(587)	(3,310)	(1,465)
Total non-GAAP provision for income taxes	$ (942)	$ (1,538)	$ (2,869)	$ (4,051)

Net income:
GAAP net income (loss)	$ (1,117)	$ 3,468	$ (1,215)	$ 5,580
Add back:
Amortization of intangible assets	208	746	1,580	1,906
Stock-based compensation	3,972	1,840	9,971	4,669
Deduct:
Gain on acquisition	–	(2,233)	–	(2,233)
Income tax effect of non-GAAP items	(1,373)	(809)	(3,760)	(2,049)
Total non-GAAP net income	$ 1,690	$ 3,012	$ 6,576	$ 7,873

Non-GAAP net income per share:
Basic	$ 0.03	$ 0.06	$ 0.13	$ 0.16
Diluted	$ 0.03	$ 0.06	$ 0.12	$ 0.15

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average shares outstanding used in computing non-GAAP basic net income per share	50,502	48,556	49,681	48,187

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	55,455	53,349	54,959	53,152

Responsys, Inc.
Stock-Based Compensation Expense
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of revenue	$ 1,041	$ 442	$ 2,557	$ 1,173
Research and development	429	282	1,055	716
Sales and marketing	1,449	527	3,453	1,277
General and administrative	1,053	589	2,906	1,503
Total	$ 3,972	$ 1,840	$ 9,971	$ 4,669

Responsys, Inc.
Consolidated Cash Flow
(in thousands)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities:
Net income (loss)	$ (1,215)	$ 5,580
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for bad debts	453	62
Depreciation and amortization	9,354	7,830
Stock-based compensation	9,971	4,669
Gain on acquisition	--	(2,233)
Deferred taxes	(2,070)	(70)
Tax benefit from stock-based compensation	1,062	--
Excess tax benefits from stock-based compensation	94	(1,702)
Equity in net income of unconsolidated affiliates	--	(36)
Other	5	164
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(3,541)	(4,900)
Prepaid expenses and other current assets	(1,345)	52
Other assets	(405)	188
Accounts payable	(516)	695
Accrued compensation	3,245	(862)
Other accrued liabilities	(334)	3,105
Deferred revenue	14	303
Other long-term liabilities	1,125	2,132
Net cash provided by operating activities	15,897	14,977

Cash flows from investing activities:
Purchases of property and equipment	(11,846)	(8,472)
Addition of capitalized software development costs	(3,202)	(160)
Business acquisition, net of cash received	--	(614)
Purchase of patent-related rights	(600)	--
Purchase of short-term investments	--	(4,007)
Redemption of short-term investments	--	24,477
Purchase of equity interest	(1,500)	(1,772)
Net cash (used in) provided by investing activities	(17,148)	9,452

Cash flows from financing activities:
Proceeds from issuance of common stock	3,260	1,148
Proceeds from early-exercised stock options	--	3
Principal payments on capital lease obligations	(670)	(658)
Excess tax benefits from stock-based compensation	(94)	1,702
Net cash provided by financing activities	2,496	2,195
Effect of foreign exchange rate changes on cash and cash equivalents	(211)	100
Net increase in cash and cash equivalents	1,034	26,724
Cash and cash equivalents at beginning of period	106,656	73,456
Cash and cash equivalents at end of period	$ 107,690	$ 100,180

CONTACT: Carla Cooper (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com